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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 11, 2001



                Merchants and Manufacturers Bancorporation, Inc.
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             (Exact name of registrant as specified in its charter)



   WISCONSIN                       21292                        39-1413328
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(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)


     14100 West National Avenue, P. O. Box 511160, New Berlin, WI  53151-1160
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               (Address of principal executive offices)            (Zip Code)



    Registrant's telephone number, including area code (262) 827-6700
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ITEM 4  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

At its Audit Committee meeting on June 5, 2001 the Audit Committee of Merchants and Manufacturers Bancorporation, Inc. engaged the accounting firm of McGladrey & Pullen, LLP as independent accountants for the Registrant beginning June 5, 2001. The work of Ernst & Young, LLP was terminated on June 5, 2001 after the Form 10-Q report for March 31, 2001 was filed with the SEC.

During the two most recent fiscal years, the quarterly period ending March 31, 2001 and the interim period subsequent to March 31, 2001, there have been no disagreements with Ernst & Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Ernst & Young, LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has requested that Ernst & Young, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above. A copy of Ernst & Young, LLP's letter dated June 11, 2001 is filed as Exhibit 1 to the Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Merchants and Manufacturers Bancorporation, Inc.




Date: June 11, 2001             By:   /s/ Michael J. Murry
                                   -------------------------------------
                                   Name:   Michael J. Murry
                                   Title:  Chairman of the Board of Directors